Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

SunPower, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of SunPower Inc. of our report dated December 22, 2025, relating to the 2024 financial statements of Ambia Energy, LLC.

/s/ Tanner LLP

Lehi, Utah

October 30, 2026